Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 9, 2014

STONE LION CAPITAL PARTNERS L.P.

By:	/s/ Claudia L. Borg
Name:	Claudia L. Borg
Title:	General Counsel and CCO

SL CAPITAL PARTNERS LLC

By:	/s/ Alan J. Mintz
Name:	Alan J. Mintz
Title:	Manager

STONE LION CAPITAL LLC

By:	/s/ Alan J. Mintz
Name:	Alan J. Mintz
Title:	Manager

HHLF L.P.

By:	HHLF LLC, its general partner

By:	SLGP Partners L.P., its manager

By:	/s/ Claudia L. Borg
Name:	Claudia L. Borg
Title:	General Counsel

LLSM L.P.

By:	LLS GP L.P., its general partner

By:	LLS General Partner Ltd., its general partner

By:	/s/ Tammy Jennissen
Name:	Tammy Jennissen
Title:	Director

PERMAL STONE LION FUND LTD.

By:	/s/ Javier Dyer
Name:	Javier Dyer
Title:	Authorized Person of Board of Directors

By:	/s/
Name:	Christopher Zuehlsdorff
Title:	Authorized Person of Board of Directors

SL LIQUIDATION FUND L.P.

By:	SL Liquidation LLC, its general partner

By:	SLGP Partners L.P., its manager

By:	/s/ Claudia L. Borg
Name:	Claudia L. Borg
Title:	General Counsel

GREGORY A. HANLEY

By:	/s/ Gregory A. Hanley
Name:	Gregory A. Hanley

ALAN J. MINTZ

By:	/s/ Alan J. Mintz
Name:	Alan J. Mintz